UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement

At the 2013 Annual Meeting of Shareholders of Mercury General Corporation (the “Company”), the shareholders of the Company approved the Mercury General Corporation Senior Executive Incentive Bonus Plan (the “2013 Senior Plan”). A description of the material terms of the 2013 Senior Plan as well as a copy of the 2013 Senior Plan were included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2013.

The 2013 Senior Plan is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Shareholders on May 8, 2013. The matters voted upon at the meeting include the election of all nine directors and the approval of the 2013 Senior Plan. The votes cast with respect to these matters were as follows:

Election of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld
Bruce A. Bunner	46,425,662	291,469
Michael D. Curtius	46,232,278	484,853
Christopher Graves	46,276,890	440,241
Richard E. Grayson	46,397,520	319,611
George Joseph	46,270,367	446,764
Martha E. Marcon	44,248,271	2,468,860
Donald. P. Newell	46,124,854	592,277
Donald R. Spuehler	46,117,552	599,579
Gabriel Tirador	46,209,480	507,651

Approval of the Mercury General Corporation Senior Executive Incentive Bonus Plan:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
45,704,496	921,120	91,515

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Mercury General Corporation Senior Executive Incentive Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2013	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer